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                                                                EXHIBIT 23.8


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 28, 1997, on the financial statements of Smith/Enron Cogeneration Limited Partnership, included in Enron Global Power & Pipelines L.L.C.'s Form 10K/A for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                                       PRICE WATERHOUSE

Santo Domingo, Dominican Republic
October 10, 1997